WESTERN ALLIANCE BANCORPORATION
DIRECTOR DEFERRAL PLAN
1.    Purpose. The Western Alliance Bancorporation Director Deferral Plan (the "Plan") is intended to provide Outside Directors of Western Alliance Bancorporation (the "Company") with the opportunity to defer some or all of their compensation received as directors of the Company. The Company intends that amounts deferred under the Plan shall not be taxable to the Outside Director until the time such amounts are actually received by the Outside Director. The provisions of the Plan shall be construed and interpreted to effectuate such intent.
2.    Definitions.
"Account" means the recordkeeping account established by the Company for each Participant to record the Participant’s interest in the Plan, as adjusted from time to time pursuant to the terms of the Plan.
"Board" or "Board of Directors" means the Board of Directors of the Company, as constituted from time to time.
"Cash Compensation" means any cash compensation payable to a Participant for services as an Outside Director of the Company, including annual cash retainers for Board service, committee service, or service as a committee or Board chair.
"Claim" means a claim for benefits under the Plan.
"Claimant" means a person making a Claim.
"Code" means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.
“Committee” means the Compensation Committee of the Board, as constituted from time to time.
"Company" means Western Alliance Bancorporation, a Delaware corporation, including any successor thereto.
"Deferred Stock Unit" or "DSU" means a notional unit having a value as of a given date equal to the Fair Market Value of one (1) share of Stock.
"Effective Date" means September 19, 2025, the date as of which the Plan was adopted by the Board.
"Fair Market Value" means the value of a share of Stock, determined as follows: if on the grant date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted for quotation on The Nasdaq Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the grant date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day, as determined by the Board) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board’s reasonable application of a reasonable valuation method.
"Outside Director" means a member of the Board who is not an officer or employee of the Company.
"Participant" means an Outside Director who has elected to participate in the Plan as provided in paragraph 5.1 of the Plan.
"Payment Event" is as defined in paragraph 7.1 below.
"Plan" means this Western Alliance Bancorporation Director Deferral Plan, as set forth herein, and as amended from time to time.
"Plan Administrator" means the Committee.
"Plan Year" means the twelve (12) month period beginning January 1 and ending December 31.
"Section 409A" means Section 409A of the Code and all authoritative interpretive guidance issued thereunder.
"Separation from Service" means a Participant ceasing to provide services as a member of the Board due to a voluntary or involuntary separation from service, for any reason, determined in accordance with Section 409A.
"Stock" means the common stock, par value $0.0001 per share, of the Company.
"Stock Compensation" means any equity or equity-based compensation payable to a Participant for services as an Outside Director of the Company (but does not include stock options or stock appreciation rights, if applicable). As of the Effective Date, Stock Compensation is made in the form of shares of restricted stock awarded under the Stock Incentive Plan.
"Stock Incentive Plan" means the Western Alliance Bancorporation 2005 Stock Incentive Plan, as amended from time to time, including any successor plan thereto.
“Vesting Schedule” means the vesting schedule and other related terms and conditions applicable to Stock Compensation awards, as set forth in the standard form of award agreement for such awards under the Stock Incentive Plan for the applicable Plan Year (including vesting treatment of the award upon termination of service or change in control of the Company).
3.    Administration. The Plan Administrator shall be responsible for administering the Plan. The Plan Administrator shall have all of the powers necessary to enable it to properly carry out its duties under the Plan. Not in limitation of the foregoing, the Plan Administrator shall have the power to construe and interpret the Plan and to determine all questions that shall arise hereunder. The Plan Administrator shall have such other and further specified duties, powers, authority and discretion as are elsewhere in the Plan either expressly or by necessary implication conferred upon it. The Plan Administrator may appoint such agents as it may deem necessary for the effective performance of its duties, and may delegate to such agents such powers and duties as the Plan Administrator may deem expedient or appropriate that are not inconsistent with the intent of the Plan. The decision of the Plan Administrator upon all matters within its scope of authority shall be final and conclusive on all persons, except to the extent otherwise provided by law. The Plan Administrator shall not be liable for any action or determination made in good faith with respect to the Plan and the Company shall indemnify and hold harmless the Plan Administrator from all losses and expenses (including reasonable attorneys’ fees) arising from the assertion or judicial determination of any such liability.
4.    Eligibility. Each Outside Director shall be eligible to participate in the Plan.
5.    Election to Defer.
5.1    General. An Outside Director may become a Participant in the Plan by making an irrevocable deferral election on a form provided by the Plan Administrator. In order to be effective, an Outside Director’s election to defer must be executed and returned to the Plan Administrator on or before the date specified by the Plan Administrator for such purpose. Such election must be made prior to the beginning of the Plan Year to which the election relates; provided, however, that an individual who first becomes eligible to participate in the Plan after the start of a Plan Year may make such deferral election (with respect to Cash Compensation and Stock Compensation earned or granted after the date of the election) within thirty (30) days following the date that such individual first becomes eligible to participate in the Plan to the extent permitted by Section 409A. For the avoidance of doubt, if non-deferred Stock Compensation is ordinarily granted in the form of shares of restricted stock under the Stock Incentive Plan, the deferral election must in all cases be made before the award is granted, in which case the Stock Compensation award, to the extent deferred, will be made in the form of DSUs under this Plan.
5.2    Deferral Amounts. Participants shall be permitted to make separate elections to defer zero percent (0%), fifty percent (50%), or one hundred percent (100%) of each form of compensation (i.e., Cash Compensation and Stock Compensation) earned during the applicable Plan Year.
5.3    Subsequent Plan Years. A Participant’s deferral election shall remain in effect for subsequent Plan Years unless and until a Participant submits a new election in accordance with paragraph 5.1 above.
6.    Establishment of Account.
6.1    General. The Company shall establish and maintain on its books an Account for each Participant in the Plan.
6.2    Cash Compensation. Any Cash Compensation deferred by a Participant shall be credited to the Participant’s Account as of the date the Cash Compensation would otherwise be payable to the Participant. The number of DSUs credited to the Account shall be equal to the dollar amount of the Cash Compensation divided by the Fair Market Value of a share of Stock on such date and shall include any resulting fractional DSUs.
6.3    Stock Compensation. Any Stock Compensation deferred by a Participant shall be credited to the Participant’s Account as of the date the Stock Compensation would otherwise have been awarded under the Stock Incentive Plan. The number of DSUs credited to the Account shall be equal to the number of whole shares of Stock subject to the applicable Stock Compensation award to the extent deferred. In case of a 50% deferral election, if the resulting number of shares of Stock underlying the DSU is not a whole number, the portion deferred will be rounded up to the next whole DSU, and the portion not deferred will be the next whole share of Stock rounded down . DSUs will be subject to the same Vesting Schedule as otherwise applicable to Stock Compensation awards for the applicable Plan Year.
6.4    Dividend Equivalents. If a cash dividend is paid with respect to the shares of Stock underlying the DSUs, the Participant shall be paid in cash as a dividend equivalent an amount equal to the total cash dividend the Participant would have received had the DSUs been actual shares of Stock, payable as soon as administratively practicable (not more than thirty (30) days) after the applicable cash dividend payment date.
6.5    Adjustments. Each Account shall be equitably adjusted as determined by the Plan Administrator in the event of any stock dividend, stock split or similar change in the capitalization of the Company, as provided by the Stock Incentive Plan.
7.    Payment.
7.1    Payment Events. A Participant’s Account, to the extent vested, shall become payable upon the earlier of the Participant’s Separation from Service or death (each, a "Payment Event"). The Account shall be paid by issuance of shares of Stock from the Stock Incentive Plan equal to the number of vested DSUs in the Participant’s Account as of the Payment Event, with any fractional DSUs then payable to be settled in cash based on the Fair Market Value of the Stock as of the Payment Event. Payment shall be made as soon as administratively practicable (not more than thirty (30) days) following the Payment Event and shall be subject to applicable withholding taxes.
7.2    Minors and Incompetents. If any amount becomes payable under the provisions of the Plan to a Participant, beneficiary or other person who is a minor or an incompetent, whether or not declared incompetent by a court, such amount may be paid directly to the minor or incompetent person or to such person’s legal representative (or attorney-in-fact in the case of an incompetent) as the Plan Administrator, in its sole discretion, may decide, and the Plan Administrator shall not be liable to any person for any such decision or any payment pursuant thereto.
8.    Claims Procedures.
8.1    General. In the event that a Claimant has a Claim under the Plan, such Claim shall be made by the Claimant’s filing a notice thereof with the Plan Administrator within ninety (90) days after such Claimant first has knowledge of such Claim. Each Claimant who has submitted a Claim to the Plan Administrator shall be afforded a reasonable opportunity to state such Claimant’s position and to present evidence and other materials relevant to the Claim to the Plan Administrator for its consideration in rendering its decision with respect thereto. The Plan Administrator shall render its decision in writing within ninety (90) days after the Claim is referred to it, unless special circumstances require an extension of such time within which to render such decision, in which event such decision shall be rendered no later than one hundred eighty (180) days after the Claim is referred to it. A copy of such written decision shall be furnished to the Claimant.

8.2    Notice of Decision of Plan Administrator. Each Claimant whose Claim has been denied by the Plan Administrator shall be provided written notice thereof, which notice shall set forth:
(a)    the specific reason(s) for the denial;
(b)    specific reference to pertinent provision(s) of the Plan upon which such denial is based;
(c)    if applicable, a description of any additional material or information necessary for the Claimant to perfect such Claim and an explanation of why such material or information is necessary; and
(d)    an explanation of the Plan’s procedure for review of such Claim;
all in a manner calculated to be understood by such Claimant.
8.3    Review of Decision of Plan Administrator. Each such Claimant shall be afforded a reasonable opportunity for a full and fair review of the Plan Administrator’s denial of the Claim. Such review shall be conducted by the Committee. Such appeal shall be made within ninety (90) days after the Claimant received the written decision of the Plan Administrator and shall be made by the written request of the Claimant, or such Claimant’s duly authorized representative, of the Committee. In the event of appeal, the Claimant or such Claimant’s duly authorized representative may review pertinent documents and submit issues and comments in writing to the Committee. The Committee shall review the following:
(a)    the initial proceedings of the Plan Administrator with respect to such Claim;
(b)    such issues and comments as were submitted in writing by the Claimant or the Claimant’s duly authorized representative; and
(c)    such other materials and information as the Committee, in its sole discretion, deems advisable for a full and fair review of the decision of the Plan Administrator.
8.4    Notice of Decision of the Committee. The Committee may approve, disapprove or modify the decision of the Plan Administrator, in whole or in part, or make take such other action with respect to such appeal as it deems appropriate. The decision of the Committee with respect to such appeal shall be made promptly, and in no event later than sixty (60) days after receipt of such appeal, unless special circumstances require an extension of such time within which to render such decision, in which event such decision shall be rendered as soon as possible and in no event later than one hundred twenty (120) days following receipt of such appeal. The decision of the Committee shall be in writing and in a manner calculated to be understood by the Claimant and shall include specific reasons for such decision and specific references to the pertinent provisions of the Plan upon which such decision is based. The Claimant shall be furnished a copy of the written decision of the Committee. Such decision shall be final and conclusive upon all persons interested therein, except to the extent otherwise provided by applicable law.

9.    General Provisions.
9.1    Unfunded Obligations. A Participant’s rights and interests under the Plan may not be assigned or transferred by the Participant. The Plan shall be an unsecured, unfunded arrangement. To the extent the Participant acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. Nothing contained herein shall be deemed to create a trust of any kind or any fiduciary relationship between the Company and any Participant. The Plan shall be binding on the Company and any successor in interest of the Company.
9.2    No Right to Continued Board Membership. Neither the Plan nor any amount payable pursuant to the Plan will confer on any Participant the right to continue to serve as a member of the Board or in any other capacity.
9.3    Non-assignment. None of the rights of Participant with respect to the Plan may be assigned, transferred, pledged or encumbered in any manner, other than by will or the laws of descent and distribution, and any attempt to do so shall be void.
9.4    Successors and Assigns. The Plan shall be binding on the Company and its successors and assigns.
9.5    Entire Plan. This Plan constitutes the entire plan with respect to the subject matter hereof (other than matters covered by the Stock Incentive Plan and any award agreement thereunder, as applicable), and supersedes all prior plans with respect to the subject matter hereof.
9.6    Compliance with Law. The obligations of the Company with respect to payments under the Plan are subject to compliance with all applicable laws and regulations.
9.7    Term of Plan. The Plan shall become effective on the Effective Date and shall remain in effect until it is revised or terminated by action of the Board.
9.8    Termination and Amendment. The Board may at any time amend or modify this Plan in whole or in part. Notwithstanding the foregoing, no amendment or termination of the Plan may impair the right of a Participant to receive any amounts accrued under the Plan prior to the effective date of such amendment or termination. Notwithstanding any provision of the Plan to the contrary, but only to the extent permitted by Section 409A, in connection with any termination of the Plan the Board shall have the authority to cause the Accounts of all Participants to be paid in a single cash payment as of a date determined by the Board or to otherwise accelerate the payment of Accounts in such manner as the Board shall determine in its discretion.
9.9    Applicable Law. The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state's conflict of law rules.
9.10    Section 409A. The Plan is intended to comply with the requirements of Section 409A, to the extent applicable, and shall be interpreted accordingly. Notwithstanding the foregoing, the Company makes no representations or covenants that any compensation paid or awarded under the Plan will comply with Section 409A.

9.11    Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, local, foreign or other taxes (including the Participant’s FICA or other applicable social tax obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan.
9.12    Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.
9.13    Headings. The headings of sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of the Plan.